Exhibit 10.1
GILEAD SCIENCES, INC.
2022 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective as of April 30, 2026)
1.Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance and rewarding them for contributing toward the Company’s short- and long-term growth.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of the Committees appointed to administer the Plan.
(b)“Applicable Acceleration Period” has the meaning assigned to such term in the applicable Award Agreement or if such term is not defined in the applicable Award Agreement, means (i) 24 months, in the case of the Company’s Executive Chairman (if any) or Chief Executive Officer, (ii) 18 months, in the case of an Executive Vice President or Senior Vice President of the Company, and (iii) 12 months, in the case of all other Grantees.
(c)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d)“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Phantom Share, or other right or benefit under the Plan.
(e)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company, including any amendments thereto. The Award Agreement may be in electronic form.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” has the meaning ascribed to such term in a written agreement between the Grantee and the Company or a Related Entity (including an Award Agreement) or if no such agreement exists or such term is not defined in such agreement, means, as determined in the sole discretion of the Administrator, the Grantee’s (i) performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, fraud, misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; (iii) conviction or plea of nolo contendere to a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; or (iv) poor performance, nonperformance, or neglect of the Grantee’s duties to the Company or a Related Entity or insubordination.
(h)“Change in Control” means, for purposes of all Awards at the time outstanding under the Plan, and unless otherwise defined in an Award Agreement, a change in ownership or control of the Company effected through the consummation of any of the following transactions:
(i)a sale, transfer or other disposition of all or substantially all of the Company’s assets,
(ii)the closing of any transaction or series of related transactions (including without limitation a merger or reorganization in which the Company is the surviving entity) pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company, the acquisition of outstanding securities held by one or more of the Company’s existing stockholders or an acquisition, consolidation or other reorganization to which the Company is a party,
(iii)a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or
(iv)the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity which results in any person or entity (other than the Company or a person or entity that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) owning 50% or more of the combined voting power of all classes of stock of such surviving entity.
In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the domicile of the Company’s incorporation or to create a holding company structure pursuant to which the Company becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to the formation of such entity.

(i)“Code” means the Internal Revenue Code of 1986, as amended.
(j)“Committee” means the Compensation and Talent Committee of the Board and any other committee composed of members of the Board appointed by the Board to administer the Plan.
(k)“Common Stock” means the common stock of the Company.
(l)“Company” means Gilead Sciences, Inc., a Delaware corporation.
(m)“Constructive Termination” has the meaning assigned to such term in the applicable Award Agreement or if such term is not defined in the applicable Award Agreement, means the occurrence of any of the following events or conditions: (i) (A) a change in the Grantee’s status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Grantee’s status, title, position or responsibilities as in effect immediately prior to the Change in Control; (B) the assignment to the Grantee of any duties or responsibilities which are materially inconsistent with the Grantee’s status, title, position or responsibilities as in effect immediately prior to the Change in Control; or (C) any removal of the Grantee from or failure to reappoint or reelect the Grantee to any of the offices or positions held by the Grantee immediately prior to the Change in Control, except in connection with the termination of the Grantee’s Continuous Service for Cause, as a result of the Grantee’s Disability or death or by the Grantee other than as a result of Constructive Termination; (ii) a material reduction in the Grantee’s annual base compensation or any failure to pay the Grantee any compensation or benefits to which the Grantee is entitled within five days of the date due; (iii) the Company’s required relocation of Grantee’s principal work site to any place outside a 50 mile radius of the location serving as Grantee’s principal work site immediately prior to the Change in Control that increases the Grantee’s commute by more than 50 miles, except for reasonably required travel on the business of the Company or a Related Entity which is materially consistent with the travel requirements applicable to the Grantee prior to such Change in Control; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Grantee was participating at any time within the 90-day period immediately prior to the Change in Control, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Grantee, or (B) provide the Grantee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided the Grantee under each other employee benefit plan, program and practice in which the Grantee was participating at any time within the 90-day period immediately prior to the Change in Control; (v) any material breach by the Company of any provision of an agreement between the Company and the Grantee, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within 15 days following notice by the Grantee of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Grantee, from any successors and assigns to assume and agree to perform the obligations created under this Plan.
(n)“Consultant” means any person, including an advisor, who is compensated by the Company or any Related Entity for services performed as a non-employee; provided, however, that the term “Consultant” shall not include non-employee Directors serving in their capacity as Board members. The term “Consultant” shall include a member of the board of directors of a Related Entity.
(o)“Continuous Service” has the meaning assigned to such term in the applicable Award Agreement or if such term is not defined in the applicable Award Agreement, means the performance of services for the Company or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, a Director or a Consultant. For purposes of the Plan, a Grantee shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) the Grantee no longer performs services in any of the foregoing capacities for the Company or any Related Entity or (ii) the entity for which the Grantee is performing such services ceases to remain a Related Entity of the Company, even though the Grantee may subsequently continue to perform services for that entity; provided, however, that in the event the Grantee’s Award is subject to Section 409A of the Code and payable upon his or her separation from service, then his or her Continuous Service shall, with respect to that Award, be deemed to terminate when such Grantee is deemed to have a separation from service under Treasury Regulations Section 1.409A-1(h). In jurisdictions requiring notice in advance of an effective termination of a Grantee’s service as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the cessation of active service to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before such individual’s termination as an Employee, Director or Consultant can be effective under Applicable Laws. The Administrator shall have authority to determine whether Continuous Service is deemed to cease during any leave of absence.
(p)“Director” means a member of the Board.
(q)“Disability” has the meaning assigned to such term in the applicable Award Agreement or if such term is not defined in the applicable Award Agreement, means the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more, as determined in the good faith discretion of the Administrator.
(r)“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends declared or paid with respect to the Common Stock underlying his or her Award (other than an Option or SAR Award).
(s)“Domestic Partner” means a person who shares a household with the Grantee and otherwise meets and continues to meet all of the criteria detailed in the Gilead Sciences Affidavit of Domestic Partnership, which domestic partnership has been internally registered with the Company by filing with the Company an original, properly completed, notarized Gilead Sciences Affidavit of Domestic Partnership.
(t)“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. Neither service as a Director nor payment of a director’s fee by the Company or a Related Entity shall be sufficient to constitute “employment” by the Company.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is on the date of determination listed on any established stock exchange, including without limitation the Nasdaq Global or Global Select Market, the American Stock Exchange or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange on the date of determination (or, if no closing sales price or closing bid was quoted on that date, as applicable, on the last preceding trading date such closing sales price or closing bid was quoted), as the applicable quoted price is reported in The Wall Street Journal or such other source as the Board deems reliable;
(ii)If the Common Stock is on the date of determination regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value per share of Common Stock shall be the mean between the high bid and high asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last preceding date such prices were quoted), as the applicable quoted prices are reported in The Wall Street Journal or such other source as the Board deems reliable; or
(iii)In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall, for purposes of any Award other than an Incentive Stock Option, be determined by the Board through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code and shall, for purposes of an Incentive Stock Option, be determined by the Board in good faith in accordance with the standards of Section 422 of the Code and the applicable Treasury Regulations thereunder.
(w)“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(x)“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, Domestic Partner, a trust in which such persons (or the Grantee) have more than 50% of the beneficial interest, a foundation in which such persons (or the Grantee) control the management of assets, and any other entity in which such persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
(y)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(z)“Non-statutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(ab)“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(ac)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ad)“Performance Shares” or “Performance Share Units” means an Award denominated in Shares which may be earned in whole or in part upon attainment of one or more performance criteria established by the Administrator and settled in actual Shares, except to the extent the Administrator may determine to settle such Award in whole or in part in cash.
(ae)“Performance Units” means an Award denominated in U.S. dollars which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and settled for cash, except to the extent that the Administrator may determine to settle such Award in whole or in part in Shares.
(af)“Phantom Share” means an Award denominated in Shares in which the Grantee has the right to receive an amount equal to the value of a specified number of Shares at a designated time or over a designated period and which will be payable in cash or Shares as established by the Administrator.
(ag)“Plan” means this Gilead Sciences, Inc. 2022 Equity Incentive Plan, as amended and restated effective as of the Effective Date, and as further amended from time to time.
(ah)“Prior Plans” means the Gilead Sciences, Inc. 2004 Equity Incentive Plan and the Gilead Sciences, Inc. 2018 Equity Incentive Plan, each as amended.
(ai)“Related Entity” means (i) any Parent or Subsidiary of the Company and (ii) any other entity in which the Company or any Parent or Subsidiary holds a substantial ownership interest, directly or indirectly.
(aj)“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration (including any cash consideration) and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
(ak)“Restricted Stock Unit” means an Award in the form of a contractual right to receive Shares in one or more installments over a defined period of Continuous Service or upon the attainment of one or more performance goals established by the Administrator or in one or more deferred installments following the completion of such period of Continuous Service or the attainment of such performance goals.
(al)“Retirement” has the meaning assigned to such term in the applicable Award Agreement or if such term is not defined in the applicable Award Agreement, means a cessation of Continuous Service on or after the date on which the Grantee (i) attains age 55 and completes at least ten (10) years of Continuous Service or (ii) attains age 65.

(am)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(an)“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of the Common Stock underlying such Award.
(ao)“Share” means a share of the Common Stock.
(ap)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(aq)“Withholding Taxes” mean the applicable income, employment or similar taxes required or permitted to be withheld in connection with the issuance, exercise, vesting or settlement of an Award, as determined by the Administrator.
3.Stock Subject to the Plan.
(a)Subject to the provisions of Section 9 below and adjustments pursuant to Section 3(b) below, the maximum number of Shares which may be issued in the aggregate under the Plan pursuant to all Awards made hereunder (including, without limitation, Restricted Stock, Restricted Stock Units, Performance Shares, Options, SARs, Dividend Equivalent Rights, and Phantom Shares) shall be limited to the sum of (i) 47,750,000 Shares, newly authorized as of the date of this amendment and restatement, plus (ii) 111,485,837 Shares, which is the aggregate number of shares previously authorized under the Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock. The maximum number of Shares that may be issued pursuant to Incentive Stock Options that are granted under the Plan shall be limited to 132,000,0001 Shares. From and after May 4, 2022, no awards may be granted under any Prior Plans.
(b)If (i) any Shares covered by an Award (or portion of an Award) is forfeited, canceled or expires (whether voluntarily or involuntarily), is settled in cash, or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, or (ii) after February 18, 2022, any Shares covered by an award granted under any Prior Plan is forfeited, canceled or expires (whether voluntarily or involuntarily), is settled in cash, or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, then in each such case the Shares subject to such Award or such Prior Plan award shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be deemed not to have been issued, or added to the Shares available for grant, as applicable in accordance with Section 3(d) below, for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If the exercise price of an Option is paid with Shares (whether tendered by the Grantee or withheld by the Company), then the maximum aggregate number of Shares available under the Plan shall be reduced by the gross number of Shares for which that Option is exercised, and not by the net number of Shares actually issued by the Company upon such exercise. Upon the
1 For the avoidance of doubt, as of the date of this 2026 amendment and restatement, the number of shares available for the issuance of new awards shall be equal to 61,853,157 shares available for grant as of February 13, 2026, plus the additional 47,750,000 new shares. Any shares granted between February 13, 2026 and the effective date of this amendment will be granted from the 61,853,157 shares available for issuance as of February 13, 2026.

exercise of any SAR under the Plan, the maximum aggregate number of Shares available under the Plan shall be reduced by the gross number of Shares as to which such right is exercised, and not by the net number of Shares actually issued by the Company upon such exercise. Shares that are tendered by a Grantee or withheld by the Company in satisfaction of any Withholding Taxes related to any Option or SAR shall not again be available for issuance under the Plan. Shares repurchased on the open market with the proceeds of an Option shall not be available for issuance under the Plan. Shares that are tendered by a Grantee or withheld by the Company in satisfaction of any Withholding Taxes related to an Award other than an Option or SAR, or that otherwise are subject to but not actually issued under an Award other than an Option or SAR, or Shares that are tendered or withheld after February 18, 2022 to satisfy Withholding Taxes related to an award other than an option or stock appreciation right granted under any Prior Plan, shall in each such case not be deemed to have been issued and shall be available for future issuance under the Plan in accordance with Section 3(d) for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.
(c)The Administrator may issue Awards under the Plan in settlement of, or in assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the acquisition by the Company or a Related Entity of another entity, an interest in another entity or an additional interest in a Related Entity, whether by merger, stock purchase, asset purchase or other form of transaction (“Substitute Awards”). Substitute Awards shall not reduce the Shares authorized for issuance under the Plan. Additionally, in the event that a company acquired by the Company or a Related Entity or with which the Company or a Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall only be made (i) until the last date that awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and (ii) to individuals who were not Employees, Directors or Consultants prior to such acquisition or combination.
(d)Any Shares issued under the Plan pursuant to any Awards of Options or SARs shall be counted against the limit set forth in Section 3(a) as one Share for every one Share issued. Any Shares issued under the Plan pursuant to any Awards other than Options or SARs shall be counted against the limit set forth in Section 3(a) as 2.5 Shares for every one Share issued. Any Shares that again become available for Awards under the Plan pursuant to this Section 3 shall be added as (i) one Share for every one Share subject to Awards of Options or SARs granted under the Plan or awards of options or stock appreciation rights granted under any Prior Plan, and (ii) as 2.5 Shares for every one Share subject to Awards other than Options or SARs granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.
4.Administration of the Plan.

(a)Plan Administrator:
(i)Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(ii)Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board or such Committee may by resolution authorize one or more Officers or other Employees of the Company to grant, amend and administer such Awards, subject to such terms and conditions as the Board or Committee may impose; provided, however, that any delegation of such authority shall in all events be subject to the limitations and restrictions of Applicable Laws, including any required limitation on the maximum of Shares for which Awards may be made by such individual or individuals and time period in which such Awards may be granted.
(b)Powers of the Administrator: Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i)to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii)to determine when and to what extent Awards are to be granted hereunder;
(iii)to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions of any Award granted hereunder;
(vi)to amend the terms of any outstanding Award granted under the Plan, including to accelerate vesting or waive any other terms and conditions of an Award, provided that (A) any amendment that would materially and adversely affect the Grantee’s rights under an outstanding Award without adequate compensation therefor shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or SAR awarded under the Plan shall be subject to stockholder approval as provided in Section 7(b), and (C) canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for a cash payment, another Option, SAR, Restricted Stock or other Award or any other property shall be subject to stockholder approval as provided in Section 7(b), unless the cancellation and exchange occurs in connection with a Change in Control as provided in Section 11 or pursuant to an adjustment effected in accordance with Section 10;
(vii)to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;
(viii)to construe, interpret, and adjust performance criteria, or the assessment of any performance criteria, applicable to any Award, including to account for any unusual in nature or infrequently occurring items;
(ix)to establish additional terms, conditions, rules or procedures, including sub-plans, to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and
(x)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems necessary or appropriate.
(c)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses (including attorneys’ fees), actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.
5.Eligibility.
(a)Generally. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.
(b)Non-Employee Director Limitations. A non-employee Director may not be paid or granted cash compensation or equity-based awards under this Plan or otherwise for services provided as a director with an aggregate value (based on the grant date fair value of equity-based awards) in excess of $750,000 in any calendar year for any non-employee Director other than the Chairman of the Board and in excess of $1,000,000 in any calendar year for any non-employee Director serving as the Chairman of the Board. Such limitation shall apply to both continuing non-employee Directors and newly-elected or appointed non-employee Directors. For the avoidance of doubt, cash compensation shall be counted towards this limit in the year earned, and equity in the year granted (regardless of whether receipt or distribution is deferred), and any interest or other earnings on such compensation shall not count towards the limit.
6.Terms and Conditions of Awards
(a)Types of Awards. The Administrator is authorized under the Plan to grant Options, SARs, Dividend Equivalent Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Phantom Shares, and any other cash bonus or right or benefit denominated in or valued by reference to Shares. Any Award may consist of one such security or benefit, or two or more of them in any combination or alternative.
(b)Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.
(c)Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Substitute Awards, (ii) Shares delivered in lieu of fully-vested cash obligations, (iii) Awards to non-employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any Shares issued under additional Awards the Administrator may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 9); provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.
(d)Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of the Shares or other consideration due upon the settlement of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
(e)Special Provisions Applicable to Options and SARs.

(i)Award Designation. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares for which one or more Options designated as Incentive Stock Options become first exercisable by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, the excess number of Shares shall be treated as subject to Non-statutory Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, except to the extent otherwise provided by Applicable Law, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.
(ii)Term. The term of each Option and SAR shall be the term stated in the Award Agreement; provided, however, that the term of an Option and SAR shall be no more than ten years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.
(iii)Exercise or Purchase Price. The per Share exercise price for each Option shall be not less than 100% of the Fair Market Value per Share on the date of grant; provided; however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant. The exercise price or the base amount on which the stock appreciation for an SAR is calculated shall be not less than 100% of the Fair Market Value per Share on the date of grant.
(iv)Post-Termination Exercise. Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of Employee status shall convert automatically to a Non-statutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.
(v) No Authority to Reprice. Without the consent of stockholders of the Company, no Award may be repriced, replaced, regranted through cancellation, or modified (except as provided in Section 10) if the effect is to reduce the exercise or purchase price for the Shares underlying such Award. In addition, the replacement or substitution of one Award for another Award is prohibited, absent stockholder consent, to the extent it has the effect of reducing the exercise or purchase price of the underlying Shares. No Award with an exercise price per Share in excess of the then current Fair Market Value per Share may be cancelled or exchanged for a payment of cash, other Award, or other property, except in connection with a Change in Control transaction. No other action may be taken that is treated as a repricing under generally accepted accounting standards, absent stockholder consent.

(vi)No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of, Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
(f)Dividends and Dividend Equivalent Rights. The Administrator may provide that any Awards earn dividends or Dividend Equivalent Rights; provided, however, that Dividend Equivalent Rights may not be granted in connection with any Option or SAR. No payment shall be made with respect to any dividend or Dividend Equivalent Right granted in connection with an Award unless, until and only to the extent that the related vesting conditions of such Award are satisfied. Any crediting of dividends or Dividend Equivalent Rights may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional Shares or Restricted Stock Units, and may be settled in cash or in Shares as determined by the Administrator.
(g)Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Options may not be transferred to third party financial institutions for value. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, such Awards shall be transferable, by gift or pursuant to a domestic relations order, to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
7.Payment of Exercise or Purchase Price and Withholding Taxes. The Company’s obligation to settle an Award, including to deliver Shares upon the exercise, vesting or settlement of an Award, shall be subject to the satisfaction of all applicable Withholding Taxes and the payment of any applicable exercise price, purchase price or other consideration. The method of payment of such Withholding Taxes, exercise price, purchase price or other consideration, as applicable, shall be determined in the sole discretion of the Administrator. In addition to any other payment methods that the Administrator may approve, the Administrator is authorized to accept the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration to the extent required under Applicable Law:
(a)cash;
(b)check;
(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award);
(d)payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide instructions (either in writing or electronically) to a Company-designated brokerage firm (or, with respect to Grantees subject to Section 16 of the Securities Exchange Act, a broker reasonably satisfactory to the Company for purposes of administering such procedure in accordance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of some or all of the purchased Shares and remit to the Company on the settlement date sufficient funds to cover the aggregate exercise price payable for the purchased Shares and any applicable Withholding Taxes and (ii) shall provide directives (either in writing or electronically) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm on the settlement date in order to complete the sale transaction; or
(e)any combination of the foregoing.
8.Conditions Upon Issuance of Shares.
(a)Shares shall not be issued pursuant to the exercise, vesting or settlement of an Award unless the exercise, vesting or settlement of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws as determined by counsel for the Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(b)As a condition to the issuance of any Shares in connection with the exercise, vesting or settlement of an Award, the Company may require the person holding such Award to represent and warrant at the time of such issuance that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
(c)The Company may provide that any Shares issued upon exercise of an Option or SAR or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Company may specify prior to the exercise of such Option or SAR or the grant, vesting or settlement of such Award, including the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any Shares issued under an Award, including (a) restrictions under an insider trading policy or pursuant to Applicable Law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Grantee and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
9.Adjustments Upon Changes in Capitalization. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class, or should the value of the outstanding shares of Common Stock change as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Administrator to the maximum number and class(es) of securities issuable under the Plan and the maximum number and class(es) of securities which may be issued pursuant to Incentive Stock Options granted under the Plan pursuant to Section 3(a), and the outstanding Awards will be equitably and proportionally adjusted as to the number and class(es) of securities and exercise price (or other cash consideration) payable per Share subject to such outstanding Awards. The adjustments shall be made in such manner as the Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of Section 10.
10.Change in Control
(a)Effect of Change in Control on Awards.
(i)In the event of a Change in Control, the Board in its sole discretion may, to the extent permitted by Applicable Law, provide for the following treatment of outstanding Options and SARs: (w) such Awards shall fully vest and become exercisable prior to the effective date of the Change in Control; (x) any surviving corporation shall assume any Options or SARs outstanding under the Plan or shall substitute economically equivalent awards for the Options and SARs outstanding under the Plan, (y) the time during which such Options or SARs may be exercised shall be accelerated so that those Awards may be exercised for fully-vested Shares and those Awards shall terminate if not exercised prior to the Change in Control, or (z) such Options or SARs shall continue in full force and effect. In addition, the Board may provide that Options and SARs outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or SAR grant price.
(ii)In the event of a Change in Control, the Board in its sole discretion may, to the extent permitted by Applicable Law, provide for the following treatment of any other Award outstanding under the Plan at the time of the Change in Control: such Award may be assumed by the surviving corporation, replaced with an economically-equivalent substitute award or otherwise continued in full force in effect. To the extent any such Award is not assumed, replaced with an economically-equivalent substitute award or otherwise continued in effect, that Award shall vest, and the shares of Common Stock subject to that Award shall be issued as fully-vested shares, immediately prior to the effective date of the Change in Control.
(iii)Any Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares been outstanding at that time, and appropriate adjustments shall also be made to the exercise price or any other consideration payable per share thereunder. To the extent the holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and subject to the approval of the Administrator prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.
(iv)The Administrator may structure one or more Awards so that the Shares subject to those Awards shall vest (or shall vest and become issuable) immediately prior to the effective date of a Change in Control, whether or not those Awards are assumed, replaced with an economically-equivalent substitute award or otherwise continued in full force and effect.
(v)Awards subject to performance-vesting requirements shall be treated as provided for in the applicable Award Agreements, and may be structured so that upon the occurrence of a Change in Control prior to the completion of the applicable performance measurement period, the applicable performance goal or goals established for those Awards will be deemed to have been met at the level pre-specified in the Award Agreement based on actual performance, if calculable, or at target (either in full or pro-rata) or may be structured to convert into Restricted Stock, Phantom Shares or Restricted Stock Unit Awards based on actual achievement of performance goals or based on target performance at the time of the Change in Control (either in full or pro-rata).
(b)Acceleration of Award Upon Cessation of Continuous Service In Connection With a Change in Control. Notwithstanding any other provisions of this Plan to the contrary, if during the Applicable Acceleration Period following the consummation of a Change in Control, the Continuous Service of an Employee or a Consultant terminates due to an involuntary termination (not including death or Disability) without Cause or a voluntary termination by the Grantee due to Constructive Termination, then the vesting and exercisability of all Awards held by such Grantee shall be accelerated, or any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse, as follows:
•With respect to Options and SARs held by a Grantee at the time of such termination, such Options and SARs shall become immediately exercisable as to all the underlying Shares and may be exercised for any or all of those Shares as fully-vested shares until the expiration or sooner termination date of those Awards as set forth in the applicable Award Agreement.
•With respect to all other Awards held by the Grantee at the time of such termination, the underlying Shares shall immediately vest at that time and shall be issued in accordance with the terms of the applicable Award Agreement (with the treatment and payout of any Awards subject to performance-based vesting conditions to be governed by the applicable Award Agreement), and any reacquisition or repurchase rights held by the Company with respect to any such Shares shall lapse as of the date of such termination.
11.Effective Date and Term of Plan. The Plan originally became effective on May 4, 2022. The Plan as amended and restated herein was approved by the Board and will become effective on April 30, 2026 if approved by the Company’s stockholders at the Company’s 2026 annual meeting. It shall continue in effect until March 11, 2036 unless sooner terminated.
12.Amendment, Suspension or Termination of the Plan. The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Nasdaq Stock Market Rule 5635(c), Section 422 of the Code and the regulations promulgated thereunder, or any other Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 12. No Award may be granted during any suspension of the Plan or after termination of the Plan. No suspension or termination of the

Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards previously granted hereunder, and such Awards shall continue in effect following such Plan termination.
13.No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice to the extent permitted by Applicable Law. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
14.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
15.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of ERISA. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.
16.Governing Law. The Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without resort to that State’s conflict-of-law provisions.
17.Section 409A Compliance. The Board reserves the right, to the extent it deems it necessary or advisable in its sole discretion, to alter or modify the Plan and any outstanding Awards under the Plan, without the consent of the Grantees, so as to ensure that all Awards and Award Agreements provided to Grantees who are subject to U.S. income taxation either qualify for an exemption from the requirements of Section 409A of the Code or are structured in a manner that complies with those requirements; provided, however, that neither the Company nor any Related Entity makes any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Grantee shall accordingly be solely responsible for any taxes, penalties or other amounts which may become payable with respect to his or her Awards by reason of Section 409A of the Code.
18.Deferred Issuance Date. Notwithstanding any provision to the contrary in this Plan or any outstanding Award Agreement, to the extent any Award under this Plan may be deemed to create a deferred compensation arrangement under Section 409A of the Code, then the following limitations shall apply to such Award and the applicable Award Agreement (if not otherwise expressly provided therein):

•No shares of Common Stock or other amounts which become issuable or distributable under such Award Agreement by reason of the Grantee’s cessation of Continuous Service shall actually be issued or distributed to such Grantee until the date of his or her separation from service (as determined in accordance with the provisions of Section 1.409A-1(h) of the Treasury Regulations) or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such separation from service occurs or (ii) the fifteenth day of the third calendar month following the date of such separation from service.

•No shares of Common Stock or other amounts which become issuable or distributable under such Award Agreement by reason of the Grantee’s cessation of Continuous Service shall actually be issued or distributed to such Grantee prior to the earlier of (i) the first day of the seventh (7th) month following the date of the Grantee’s separation from service or (ii) the date of Grantee’s death, if he or she is deemed at the time of such separation from service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations as determined by the Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Company, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of the Grantee’s separation from service or (if earlier) the first day of the month immediately following the date the Company receives proof of his or her death.
19.Clawback/Recoupment. To the extent provided in such policies, all Awards granted hereunder are subject to the terms of the Company’s Compensation Recovery Policy and Compensation Reconciliation and Recoupment Policy, as each may be amended from time to time. In addition, and notwithstanding any other provisions herein to the contrary, any performance-based compensation, or any other amount paid to a Grantee pursuant to an Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any other policy adopted by the Company will be subject to forfeiture and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Grantee and the Company or any Related Entity.